EXHIBIT 10.72

                              SETTLEMENT AGREEMENT

           SETTLEMENT AGREEMENT (the "Agreement") made this 10th day of September 2002 by and between INSCI Corp. (f/k/a insci-statements.com, corp.) ("INSCI"), a Delaware corporation with a usual place of business at Two Westborough Business Park in Westborough, Massachusetts, and Key Corporate Capital, Inc. (f/k/a Leasetec Corporation) ("Key"), a Michigan corporation with an usual place of business at 75 Second Avenue in Needham Heights, Massachusetts.

           WHEREAS, Key initiated an action against INSCI with the Worcester County Superior Court Department of the Trial Court of the Commonwealth of Massachusetts (the "Court") styled as Key Corporate Capital, Inc. (f/k/a Leasetec Corporation) v. INSCI Corp. (f/k/a insci-statements.com, corp.), Civil Action No. 02-1047 (the "Action") on or about May 14, 2002;

           WHEREAS, Key and INSCI desire to settle all claims, counterclaims, and defenses that have been or could have been brought or asserted by INSCI and Key against one another in connection with the Action; and

           WHEREAS, in furtherance of such proposed settlement, Key and INSCI have made certain agreements as described herein. NOW, THEREFORE, based on these premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. PAYMENTS. Simultaneously with executing and delivering this Agreement, INSCI shall pay to Key the sum of $165,450.00 (the "Initial Payment"). INSCI shall also pay to Key the sum of $225,000.00 in forty-eight
(48) consecutive monthly payments of $4,687.50, each in accordance with the following schedule: INSCI shall pay to Key the amount of $4,687.50 per month commencing on October 1, 2002 and on the first day of each of the forty-seven
(47) consecutive calendar months following immediately thereafter (collectively, the "Subsequent Payments"). The Initial Payment and the Subsequent Payments are collectively referred to herein as the "Payments."



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           2. LEASED EQUIPMENT. INSCI agrees and acknowledges that,
notwithstanding its delivery and execution of this Agreement and the Agreement for Judgment, (a) Key retains all of its rights, claims, remedies, liens, security interests, interests and remedies with respect to the equipment (collectively, the "Leased Equipment") covered under that certain Master Lease Agreement No. L7767 dated January 11, 2000 and supplemented by Schedules L7767-00 and L7767-01, together with related schedules, certificates, financing statements, instruments, agreements, and other documents (collectively, the "Lease Documents"), and (b) INSCI shall maintain insurance and indemnify and hold harmless Key from any taxes or other charges in respect of the Leased Equipment, all in the same manner and to the same extent required under the Lease Documents. Further, it is acknowledged herein that prior to the execution of this Agreement, INSCI advised Key that a major portion of the Lease Equipment had been installed in a facility owned by Exodus Corporation in Waltham, Massachusetts; that Exodus Corporation had without approval or authority by INSCI, removed all such equipment to California and was attempting to return the same to the possession of INSCI. In the event such equipment is for any reason not returned, it may be necessary for INSCI to bring a legal action at INSCI's sole expense against Exodus or make a claim for loss of value with INSCI's insurer. In the event that INSCI does take such action, any sums recoverable by it, shall be paid to Key but only to the extent of the aggregate of payments due hereunder.

           3. AVOIDANCE. Notwithstanding anything to the contrary contained herein, if any of the Payments is subsequently avoided, set aside or undone as a preference, fraudulent conveyance or otherwise as a result of the entry of a final, non-appealable judgment, then, at Key's option and without any action or notice being necessary, (a) any release given by Key and any other agreement of Key contained herein shall automatically be null and void; and (b) INSCI's obligations and liabilities under the Lease Documents shall continue to be in full force and effect.

           4. AGREEMENT FOR JUDGMENT, BREACH EVENTS AND WAIVERS Simultaneously with executing and delivering this Agreement, INSCI and INSCI's counsel shall execute and deliver to Key an agreement of judgment in the amount of $588,148.15 (the "Agreement for Judgment"), a form of which is attached hereto as Exhibit A to be held in escrow by Key until the occurrence of a Breach Event (as described and defined below). The Agreement for Judgment shall automatically be deemed




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released from escrow if one or more than one of the following events occurs
(each, a "Breach Event"): (a) INSCI fails to pay timely and fully to Key on the date due or within five (5) days thereafter, any of the Payments, (b) INSCI breaches any of its other covenants, representations, warranties, and obligations hereunder and five (5) days have elapsed after Key sends to INSCI written notice of such breach (provided, however, that if Key is stayed or enjoined from taking action pursuant to 11 U.S.C. ss. 362 or otherwise, such five (5) day period and such written notice shall be deemed waived by INSCI), or
(c) the occurrence of any of the avoidance events described in Sections 3 hereof. INSCI waives any notice of a Breach Event described in Sections 4(a) or 4(c) hereof, any notice of the release from escrow of the Agreement of Judgment, any notice or demand for payment and/or acceleration, and any notice of the exercise by Key of its rights and remedies with respect to this Agreement, the Agreement for Judgment, the Leased Equipment and any judgments and /or executions issued in connection therewith. Immediately upon the release from escrow of the Agreement for Judgment, Key shall be entitled to exercise, without prior notice to or demand on INSCI, all of Key's rights and remedies with respect to this Agreement, the Agreement for Judgment and the Lease Documents, which rights and remedies include, without limitation, (v) completing all blanks and filing such Agreement for Judgment, (w) obtaining the issuance, imposition or levy of judgments, executions, attachments, and liens with respect to the Agreement for Judgment, (x) commencing new actions or proceedings, (y) filing claims against INSCI or its estate, and (z) exercising Key's rights and remedies in respect of the Leased Equipment including, without limitation, repossessing and liquidating the Leased Equipment in accordance with the Lease Documents and applicable law. INSCI waives any right to object to or to appeal the Agreement for Judgment or the issuance, imposition or levy of any judgments,executions, attachments and/or liens related thereto. INSCI agrees that notwithstanding the occurrence of a Breach Event, the amount of Key's claim against INSCI under the Lease Documents, whether or not the Agreement of Judgment is filed and/or released from escrow, is $588,148.15 as of the date such Breach Event occurs, plus all interest, fees, charges and costs of collection, including, without limitation, attorneys' fees and expenses, accruing on or after the date such Breach Event occurs. Provided that a Breach Event has not occurred, Key agrees




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that it will not commence any legal proceeding against INSCI on account of claims that have been or could have been raised in the Action. Provided that a Breach Event has not occurred and following the full and indefeasible payment to Key of the payments, Key shall return the Agreement of Judgment to INSCI and further, Key shall acknowledge to INSCI that any and all of its right title and interest in and to the Lease Equipment is transferred to INSCI WITHOUT RECOURSE AND WITHOUT WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED. Further, Key shall deliver to INSCI appropriate releases and discharges at INSCI's sole cost and expense, in recordable form, evidencing Key's satisfaction in full of any mortgages or security interests held by Key on said Leased Equipment.

           5. ADDITIONAL WAIVERS REGARDING AGREEMENT FOR JUDGMENT. BY EXECUTING THIS AGREEMENT, INSCI HEREBY WAIVES ANY CLAIMS, DEFENSES, AND COUNTERCLAIMS TO THE AGREEEMENT FOR JUDGMENT AND ANY JUDGMENTS, EXECUTIONS, ATTACHMENTS, AND/OR LIENS ISSUED, IMPOSED OR LEVIED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, (A) DEFENSES RELATED TO VENUE, PERSONAL JURISDICTION, LACHES, OR STATUES OF LIMITATION, AND (B) EXCEPT THAT IN THE EVENT THAT THE AGREEMENT FOR JUDGMENT IS RELEASED FROM ESCROW AND KEY PURSUES ITS REMEDIES AS HEREIN DESCRIBED AND FURTHER, IN THE EVENT THAT KEY RECOVERS PAYMENT ON SAID AGREEEMENT FOR JUDGMENT, NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, IT SHALL CREDIT INSCI WITH ANY AND ALL PAYMENTS INDEFEASIBLY PAID TO AND RECEIVED BY KEY PURSUANT TO THIS AGREEEMENT, RETAINING ONLY THE DIFFERENCE BETWEEN THE AMOUNTS SO PAID BY INSCI AND THE AMOUNT DUE UNDER THE SAID AGREEMENT FOR JUDGMENT.

           6. DISMISSAL. Upon execution and delivery of the Agreement and the Agreement for Judgment to Key and upon Key's receipt of the Initial Payment, Key and INSCI shall execute and file with the Court a stipulation of dismissal of the Action, without prejudice, in the form attached hereto as Exhibit B.



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           7. RELEASE OF KEY. Upon execution hereof, INSCI and its successors, assigns, affiliates, directors, officers, employees, attorneys and agents hereby release, waive, remise and forever discharge, and shall be deemed to have released, waived, remised, and forever discharged, Key and each of Key's successors, assigns, affiliates, directors, officers, employees, attorneys, and agents (collectively, the "Key Parties") from and against any and all claims, liabilities, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, contests, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, controversies, damages, rights, judgments, and executions, of whatever nature, whether in law, admiralty, or equity, including, without limitation, all claims, counterclaims, and defenses that were or could have been raised in the Action and all claims, counterclaims, and defenses related to the repossession, disposition, and future repossession or disposition of the Leased Equipment and any collateral securing or related to INSCI's obligations to Key and the commercial reasonableness of and adequacy of notice with respect to such repossession, disposition, and future repossession or disposition of the Leased Equipment and any collateral securing or related to INSCI's obligations to Key and the commercial reasonableness of and adequacy of notice with respect to such repossession, disposition, and future repossession or disposition, which, against the Key parties, or any of them, or any of their assets, INSCI and its heirs, executors, administrators, successors, assigns, employees, and agents ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any fact, transaction, act, omission, matter, cause or thing whatsoever, known or unknown, from the beginning of the world to the date of this Agreement; except that this release shall not be deemed to be a release of any obligations, rights or claims of INSCI set forth in this Agreement or any rights, claims or remedies or INSCI and its heirs, executors, administrators, successors, assigns, employees, and agents against any other party. INSCI understands that the facts in respect of which the releases made in this Agreement are given may hereafter turn out to be other than or different from the facts now known or believed by INSCI to be true; and INSCI hereby accepts and assumes the risk of the facts turning out to be different and agree that these releases shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference in facts. INSCI acknowledges that it is in default and in breach of its obligations to Key under the Lease Documents.


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           8. RELEASE OF INSCI. Provided that no Breach Event occurs, and upon the full, timely and indefeasible payment to Key of the Payments, Key and its successors, assigns, directors, officers, employees and agents shall be deemed to have released, waived, remised, and forever discharged INSCI and its successors, and assigns from and against any and all claims, liabilities, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, contests, accounts, reckonings, bonds, bills, specialties, convenants, contracts, agreements, promises, variances, trespasses, controversies, damages, rights, judgments, and executions, of whatever nature, whether in law, admiralty or equity, including, without limitation, all claims, counterclaims, and defenses that were or could have been raised in the Action, which, against INSCI and its successors, assigns, directors, officers, employees and agents, ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any fact, transaction, act, omission, matter, cause or thing whatsoever, known or unknown, from the beginning of the world to the date of this Agreement; except that this release shall not be deemed to be a release of any rights, remedies, or claims of Key set forth in this Agreement, rights, claims or remedies of Key with respect to the Agreement for Judgment and the Lease Documents, any judgments, executions, liens or attachments imposed, levied or issued in connection therewith, right or remedies with respect to the Leased Equipment or any rights, claims or remedies of the Key Parties against any other party.

           9. MISCELLANEOUS

           (a) The parties shall cooperate with each other and promptly execute and file any appropriate papers necessary to obtain any necessary approvals in order to effectuate this Agreement.

           (b) Any and all payments or notices due or made hereunder shall be made by United States Mail, postage paid, addressed as follows:

           If to Key, to it at:
           Key Corporate Capital, Inc.
           1000 So. McCaslin Blvd.
           Superior, CO  80027

           Attention: Sal Boscia



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           If to INSCI, to it at:
           INSCI Corp.
           Two Westborough Business Park
           Westborough, Massachusetts  01580
           Attention: Hank Nelson, President

           (c) The parties agree to execute such other documents as may be reasonably required to further evidence, perfect or carry out the provisions of this Agreement including, without limitation, documentation evidencing the releases described in Sections 7 and 8 hereof.

           (d) Each party enters into this Agreement freely and voluntarily and on the advice of independent counsel, and each party acknowledges the terms and conditions hereof to be a fair and reasonable settlement of their respective legal and equitable rights.

           (e) This Agreement may be executed in counterparts, which shall have the same effect as if all of the parties hereto have signed the same document. All such counterparts shall be construed together and shall constitute one Agreement.

           (f) This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matters hereof, and may not be modified or amended except by written agreement executed by both parties.

           (g) Each party has cooperated in the drafting and preparation of this Agreement. Thus, in any interpretation or construction to be made of the Agreement, the responsibility for the drafting and preparation of this Agreement shall not be construed against any party.

           (h) Each party represents and warrants that (I) it has been duly authorized by all necessary organizational action to enter into this Agreement and the Agreement for Judgment; (II) it has duly executed and delivered this Agreement and the Agreement for Judgment; and (III) each of the Agreement and the Agreement for Judgment represents such party's binding obligation, enforceable against such party in accordance with its terms.

           (i) This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.


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           (j) Each provision of this Agreement shall be enforceable to the fullest extent permitted by law, and any unenforceable provision shall not invalidate or render unenforceable any other provision.

           (k) The parties acknowledge and agree that time is of the essence with respect to this Agreement, the Agreement for Judgment and the parties' obligations thereunder.

           (l) This Agreement is executed as an instrument under seal and is governed by the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws rules. KEY AND INSCI HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THEY MAY HAVE TO A TRAIL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN OR THEREIN, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. For purposes of any action or proceeding involving this Agreement or any other agreement or document referred to herein or therein, INSCI hereby submits to the non-exclusive jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and agrees that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and INSCI hereby waives any right to contest the appropriateness of any action brought within such jurisdiction based on lack of personal jurisdiction, improper venue or forum non conveniens.





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           IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

WITNESSES:                          KEY CORPORATE CAPITAL, INC.

/s/ BILL LEGERE                     /s/ SAL BOSCIA
-------------------------------     --------------------------------------------
                                    Name:  Sal Boscia
                                    Title: Manager Special Accounts

                                    INSCI CORP.

/s/ IRWIN GLAZIER                   /s/ HENRY F. NELSON
-------------------------------     --------------------------------------------
                                    Name:  Henry F. Nelson
                                    Title: CEO



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